UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 25, 2009

INNOTRAC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

000-23741	58-1592285
(Commission File Number)	(IRS Employer Identification No.)

6655 Sugarloaf Parkway
Duluth, Georgia	30097
(Address of Principal Executive Offices)	(Zip Code)

(678) 584-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

This Current Report on Form 8-K is being filed in order to correct a typographical error in the Quarterly Report on Form 10-Q of Innotrac Corporation ("Innotrac") for the quarterly period ended June 30, 2009.  Included in the June 30, 2009 balance sheet was a single typographical error regarding the amount of accounts receivable net of the allowance for doubtful accounts.  The correct amount of accounts receivable net of doubtful accounts at June 30, 2009 is $16,824, thousands.  The amount presented in the issued Form 10-Q for the quarterly period ended June 30, 2009 was $16,284, thousands.

The balance sheet at June 30, 2009 of Innotrac presenting the corrected amount of accounts receivable net of allowance for doubtful accounts is attached as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Corrected June 30, 2009 balance sheet of Innotrac Corporation presenting accounts receivable net of allowance for doubtful accounts at the correct amount of $16,824, thousands.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOTRAC CORPORATION

	By:	/s/ Scott D. Dorfman
Scott D. Dorfman
Date: September 25, 2009		President, Chairman and Chief Executive Officer